Exhibit 4.2

SUPPLEMENTAL INDENTURE NO. 1

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of September 7, 2007, among NORANDA ALUMINUM HOLDING CORPORATION (the “New Guarantor”), a Delaware corporation and the parent of NORANDA ALUMINUM ACQUISITION CORPORATION, a Delaware corporation (the “Issuer”), the Issuer and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS, the Issuer and the existing Guarantors have heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of May 18, 2007, providing initially for the issuance of $510,000,000 in aggregate principal amount of the Issuer’s Senior Floating Rate Notes due 2015 (the “Securities”);

WHEREAS, the New Guarantor is not under any obligation to guarantee any of the Issuer’s Obligations under the Securities or the Indenture but desires to guarantee unconditionally all the Issuer’s Obligations under the Securities and the Indenture pursuant to a guarantee on the terms and conditions set forth herein so that the Issuer may satisfy its obligations under Section 4.02 of the Indenture by furnishing financial information relating to the New Guarantor; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Issuer are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Supplemental Indenture shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such Holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2. Guarantee. (a) The New Guarantor hereby irrevocably and unconditionally guarantees on a senior unsecured basis, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Issuer under the Indenture (including obligations to the Trustee) and the Securities, whether for payment of principal of, premium, if any, or interest on in respect of the Securities and all other monetary obligations of the Issuer under the Indenture and the Securities and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Is-

suer whether for fees, expenses, indemnification or otherwise under the Indenture and the Securities (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). The New Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from the New Guarantor, and that no extension or renewal of any Guaranteed Obligation shall release the obligations of the New Guarantor hereunder. The obligations of the New Guarantor hereunder shall be joint and several with the Guarantees of the other Guarantors.

(b) The New Guarantor waives presentation to, demand of payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. The New Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of the New Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under the Indenture, the Securities or any other agreement or otherwise; (ii) any extension or renewal of the Indenture, the Securities or any other agreement; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of the Indenture, the Securities or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any Guarantor; or (v) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations.

(c) The New Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Guarantors, such that the New Guarantor’s obligations would be less than the full amount claimed. The New Guarantor hereby waives any right to which it may be entitled to have the assets of the Issuer first be used and depleted as payment of the Issuer’s or the New Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by the New Guarantor hereunder. The New Guarantor hereby waives any right to which it may be entitled to require that the Issuer be sued prior to an action being initiated against the New Guarantor.

(d) The New Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(e) The New Guarantor’s guarantee herein is, to the extent and in the manner set forth herein, equal in right of payment to all existing and future Pari Passu Indebtedness and senior in right of payment to all existing and future Subordinated Indebtedness of the Issuer and is made subject to such provisions of the Indenture.

(f) Except as expressly set forth in Sections 8.01(b) of the Indenture and Sections 3 and 8 of this Supplemental Indenture, the obligations of the New Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the New Guarantor herein shall not be dis-

charged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under the Indenture or this Supplemental Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the New Guarantor or would otherwise operate as a discharge of the New Guarantor as a matter of law or equity.

(g) The New Guarantor agrees that its guarantee herein shall remain in full force and effect until payment in full of all the Guaranteed Obligations, subject to the terms of the Indenture and this Supplemental Indenture. The New Guarantor further agrees that its guarantee herein shall continue to be effective or be reinstated (except to the extent released under Section 8 of this Supplemental Indenture), as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.

(h) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against the New Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, the New Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Issuer to the Holders and the Trustee.

(i) The New Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. The New Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of the guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6 of the Indenture, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the New Guarantor for the purposes of this Section 2.

(j) The New Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 2.

(k) Upon request of the Trustee, the New Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Supplemental Indenture.

3. Limitation on Liability. Any term or provision of the Indenture or this Supplemental Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by the New Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Supplemental Indenture voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. The New Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the guarantee of the New Guarantor not constitute a fraudulent conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to the guarantee set forth herein.

4. Successors and Assigns. This Supplemental Indenture shall be binding upon the New Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in the Indenture, this Supplemental Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of the Indenture and this Supplemental Indenture.

5. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Supplemental Indenture shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Supplemental Indenture at law, in equity, by statute or otherwise.

6. Modification. No modification, amendment or waiver of any provision of this Supplemental Indenture, nor the consent to any departure by the New Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the New Guarantor in any case shall entitle the New Guarantor to any other or further notice or demand in the same, similar or other circumstances.

7. Non-Impairment. The failure to endorse the guarantee provided for herein on any Security shall not affect or impair the validity thereof.

8. Release. (a) Subject to clause (b) below, notwithstanding any other provision of the Indenture or this Supplemental Indenture to the contrary, the guarantee granted herein shall be automatically and unconditionally released and discharged upon written notice to the Trustee by the New Guarantor (a “Release Notice”), delivered in the New Guarantor’s sole and absolute discretion, that the New Guarantor shall no longer be a Guarantor, and no further action by the New Guarantor, the Issuer or the Trustee shall be required for the release and discharge thereof at any time; provided, however, that the guarantee of the New Guarantor shall not be released pursuant to this Section 8 if a demand for payment pursuant to the terms of such guarantee and this Supplemental Indenture was made by the Holders of Notes or the Trustee on their behalf prior to the delivery of the Release Notice to the Trustee, and such demand has not been satisfied or waived. For the avoidance of doubt, neither this Supplemental Indenture nor the release and discharge of the guarantee granted herein in accordance with the immediately preceding sentence shall constitute a waiver or amendment of the obligations of the Issuer under Section 4.02 of the Indenture.

(b) Notwithstanding the foregoing, the guarantee herein shall be interpreted in such a manner that such guarantee will be “full and unconditional” as those words are used in Rule 3-10 of Regulation S-X of the Securities and Exchange Commission, as currently in effect, and Holders shall automatically have any additional rights and remedies against the New Guarantor that may be necessary to yield that result.

9. Notices. All notices or other communications to the New Guarantor shall be given as provided in Section 11.03 of the Indenture.

10. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

11. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

12. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

13. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

14. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

15. TIA. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act of 1939 (the “TIA”) that is required under the TIA to be part of and govern any provision of this Supplemental Indenture, such provision of the TIA shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

NORANDA ALUMINUM HOLDING CORPORATION

By:	/s/ William Brooks
	Name:	William Brooks
	Title:	President

NORANDA ALUMINUM ACQUISITION CORPORATION

By:	/s/ William Brooks
	Name:	William Brooks
	Title:	President and Chief Executive Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE

By:	/s/ Joseph P. O’Donnell
	Name:	Joseph P. O’Donnell
	Title:	Vice President